UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 24, 2020

THE HOME DEPOT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8207	95-3261426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2455 Paces Ferry Road, Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

(770) 433-8211

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.05 Par Value Per Share	HD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 24, 2020, The Home Depot, Inc., a Delaware corporation (the “Company”), completed the previously announced acquisition of HD Supply Holdings, Inc., a Delaware corporation (“HD Supply”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 15, 2020, by and among the Company, Coronado Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and HD Supply.

As previously disclosed, pursuant to the Merger Agreement and upon the terms and subject to the conditions thereof, on November 24, 2020, Merger Sub commenced a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of HD Supply at a price of $56.00 per Share (the “Offer Price”), net to the seller in cash, without interest, subject to any required withholding of taxes.

The Offer expired at 12:00 midnight, New York City time, at the end of the day on Wednesday, December 23, 2020 (the “Expiration Time”). The depositary agent for the Offer has advised the Company that, as of the Expiration Time, a total of 127,928,897 Shares had been validly tendered and not validly withdrawn in the Offer, representing approximately 82.9% of the outstanding Shares. The number of Shares validly tendered and not validly withdrawn pursuant to the Offer satisfied the condition to the Offer that there be validly tendered and not validly withdrawn prior to the expiration of the Offer a number of Shares that, together with all other Shares (if any) beneficially owned by the Company and its affiliates, represent a majority of the Shares outstanding at the expiration of the Offer (determined on a fully diluted basis (which assumes conversion or exercise of all derivative securities regardless of the conversion or exercise price, the vesting schedule or other terms and conditions thereof)). All conditions to the Offer having been satisfied or waived, the Company and Merger Sub accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer.

On December 24, 2020, in accordance with the Merger Agreement and Section 251(h) of the General Corporation Law of the State of Delaware, Merger Sub merged with and into HD Supply (the “Merger”), and HD Supply survived the Merger as a wholly owned subsidiary of the Company. At the effective time of the Merger (the “Effective Time”), each Share that was issued and outstanding immediately prior to the Effective Time (other than Shares owned by the Company, Merger Sub or HD Supply, or by any of their respective direct or indirect wholly owned subsidiaries, and Shares held by stockholders of HD Supply who were entitled to demand and who had properly and validly demanded their statutory rights of appraisal and had neither withdrawn nor lost such rights prior to the Effective Time) was converted into the right to receive the Offer Price, net to the holder thereof, in cash, without interest thereon.

The foregoing description of the Merger Agreement and the transactions contemplated thereby as set forth in this Item 2.01 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on November 18, 2020 and which is incorporated herein by reference.

Item 8.01.	Other Events.

On December 24, 2020, the Company issued a press release announcing the completion of the acquisition of HD Supply, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of November 15, 2020, by and among The Home Depot, Inc., Coronado Acquisition Sub Inc. and HD Supply Holdings, Inc (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by The Home Depot, Inc. with the U.S. Securities and Exchange Commission on November 18, 2020).*

99.1	Press Release of The Home Depot, Inc.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

Date: December 28, 2020	By:	/s/ Richard V. McPhail
	Name:	Richard V. McPhail
	Title:	Executive Vice President and Chief Financial Officer

3